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                   WARBURG, PINCUS EMERGING MARKETS FUND, INC.

                             ARTICLES SUPPLEMENTARY

                  Warburg, Pincus Emerging Markets Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to the authority of the Board of Directors contained in the Charter of the Corporation, one billion (1,000,000,000) shares of authorized but unissued shares of the Corporation's series of Common Stock designated Advisor Shares have been duly reclassified by the Board of Directors of the Corporation as a series of Common Stock designated Institutional Shares ("Institutional Shares").

                  SECOND: Each Institutional Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that, subject to the provisions of any governing order, rule or regulation issued pursuant to the Investment Company Act of 1940, as amended:

                  (a) Institutional Shares will share equally with Common Stock other than Institutional Shares ("Non-Institutional Shares") in the income, earnings and profits derived from


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investment and reinvestment of the assets belonging to the Corporation, and will be charged equally with Non-Institutional Shares except that Institutional Shares will bear the expense of payments made pursuant to any agreements entered into by the Corporation pursuant to any shareholder services plan and/or distribution plan adopted by the Corporation with respect to Institutional Shares;

                  (b) On any matter submitted to a vote of shareholders of the Corporation that pertains to the agreements or expenses described in paragraph
(a) above (or to any plan adopted by the Corporation relating to said agreements or expenses), only Institutional Shares will be entitled to vote, except that if said matter affects Non-Institutional Shares, Non-Institutional Shares will also be entitled to vote, and in such case Institutional Shares will be voted in the aggregate together with such Non-Institutional Shares and not by series except where otherwise required by law. Institutional Shares will not be entitled to vote on any matter that does not affect Institutional Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Institutional Shares; and

                  (c) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation Shares.

                  THIRD: The classification of authorized but unissued shares as set forth in these Articles Supplementary does not

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increase the authorized capital of the Corporation or the aggregate par value thereof.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary this 29th day of October, 1999. The undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

                                            WARBURG, PINCUS EMERGING
                                            MARKETS FUND, INC.

                                            /s/HAL LIEBES
                                            -----------------------------
                                            Hal Liebes
                                            Vice President and Secretary

ATTEST:

/s/STUART J. COHEN
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Stuart J. Cohen
Assistant Secretary

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